EX-99.1

April 15, 2013

Dear Shareholder,

As you know, in addition to filing quarterly and annual reports with the Securities and Exchange Commission (SEC), we have historically sent letters updating our shareholders on the Company’s activities.  As an abundance of caution, in light of current pending litigation, we elected to temporarily suspend sending those letters. However, we believe that it is now appropriate to resume this less formal mode of shareholder communication.

As always, we encourage you to read our SEC filings which contain our periodic financial statements and additional information relating to the Company and our portfolio (available at www.sec.gov, reference CIK #1397403). For those of you who have already read our recent SEC filings, the content of this correspondence may seem somewhat duplicative. However, at the risk of repeating ourselves, we believe it is important to share with you certain information regarding some recent portfolio-related activity and ongoing initiatives at IMH.

In 2013 and beyond, assuming sufficient liquidity to do so, we expect to invest in and acquire multiple operating and other real estate-based assets that will both increase our asset base and have the opportunity to substantially supplement our earnings. Certainly the undertakings described below are but some of the many pieces of what is a much bigger picture.

New Multi-Family Portfolio Investment

In addition to pursuing various development and other initiatives in connection with our real estate owned (REO) legacy assets, IMH is actively seeking to make new real estate based investments.  We are pleased to announce that we recently entered into a joint venture with several unrelated parties to acquire a $142 million portfolio of multi-family assets.  The portfolio is comprised of 14 separate apartment communities, representing an aggregate of 3,709 units across six states, with a combined current physical occupancy rate of approximately 93%.  The apartments will be managed by a third-party national property management firm specializing in multi-family assets.

This investment reflects our desire to make opportunistic investments in the current market environment and is representative of our overarching strategy to generally reposition our portfolio toward income producing assets.  This transaction was uniquely structured, coupling a preferred equity investment by IMH of $15 million and a joint venture agreement with a non-affiliated equity partner, in order to provide the Company with the opportunity to obtain both meaningful current income and participate in any gain from an increase in the value of the assets.

For additional information regarding this investment, please see the SEC Form 8-K filed by the Company on March 5, 2013

Hospitality Assets – Sedona, AZ

On March 29, 2013, IMH entered into an agreement with an existing borrower group to transfer to us, at our election, ownership of certain real estate assets in satisfaction of the related loans, which had a net carrying value of approximately $60 million at December 31, 2012. We anticipate completing our due diligence of the properties, operations, and corresponding financials in less than 30 days. If we elect to exercise our option, the assets to be acquired, subject to existing liabilities, will include the hotel properties L’Auberge de Sedona and Orchards Inn, as well as 28 residential lots within a 38-lot scenic canyon subdivision abutting the National Forest and proximate to the hotels.

7001 North Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253 • T. 480-840-8400 • F.480-840-8401 • imhfc.com IMH Holdings, LLC • BK 0920166

Our involvement with the Sedona properties has spanned several years, during which time we have provided the capital resources to renovate and enhance the hotels. We believe L’Auberge represents the pinnacle of ‘premier luxury hospitality’ as anyone who has had the pleasure of experiencing it first-hand can surely attest. During the ownership transition period, we anticipate working closely with the current owners and management, who will remain integrally involved with hotel operations. Additionally, IMH has retained the services of Ernst & Young’s Hospitality Specialty Practice, who will assist with our goal of maximizing value and improving the national and international reach of these luxury assets.

About L’Auberge de Sedona

Nestled amongst the forest of towering pines and majestic red rock formations of Sedona, the four-diamond L’Auberge de Sedona hotel consists of 87 total units, including 32 newly constructed cottages and 55 recently renovated guestrooms and cottages, spread out among eleven elegantly landscaped acres. Thanks in large part to its luxurious amenities, excellent service, and iconic location, L’Auberge has earned an award-winning reputation and has collected multiple industry accolades over the years, regularly achieving an elevated ranking amongst the hospitality sector’s elite, including: “Top Resorts in the Continental US for 2012” (ranked #18) – Travel + Leisure; and “World’s 500 Best Hotels for 2013” - Travel + Leisure.

Famously perched atop the banks of the winding Oak Creek, L’Auberge is as picturesque as it is conveniently located. Proximate to many of Sedona’s most renowned leisure and entertainment destinations, L’Auberge also features award-winning on-site dining options, spa facilities and indoor/outdoor function space. It is home to the L’Auberge Restaurant, a Mediterranean-inspired American restaurant named “One of the Top Ten Restaurants in the Southwest” by Condé Nast Traveler. Offering both indoor seating and outdoor, creek-side dining, patrons can soak in spectacular views while enjoying some of the finest cuisine Sedona has to offer.

Exterior view of the front entrance at L’Auberge	Premium waterfront dining patio on Oak Creek

For additional information regarding this event, please see the SEC Form 8-K filed by the Company on April 3, 2013.

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Apartment Complex – Apple Valley, MN

I also want to update you on our development plans for one of our legacy REO assets in Minnesota.

In May 2009, IMH acquired, through foreclosure, 15 acres of vacant land originally planned for a mixed-use development in Apple Valley, Minnesota, a southeast suburb of Minneapolis. Since taking possession of this property, we have been working extensively with local government authorities in order to achieve an amicable solution to satisfy significant taxes and assessments due on the property. We are pleased to report that we have reached an agreement with these governmental authorities, which among other things, provides for the city’s acquisition of land within the boundaries of the subject property from us that will be used for expansion of the integrated park area.

After extensive modeling and analysis, IMH has now formalized plans for development of this site.   In conjunction with our consultants and development team, we aim to proceed with construction of a 322-unit upscale apartment complex with a retail component. Over the last several months, we successfully gathered the various municipal approvals required to proceed with the development of this asset. We have entered into a development services agreement with a third party firm to manage the development process. The estimated development costs for this project are expected to total approximately $55.7 million. Generally speaking, we are seeking to secure approximately $39.0 million in third party financing in order to complete this project and will likely seek to secure participation of an institutional partner.

Front view of main corridor section; outer perimeter of project. Inner perimeter boasts picturesque park setting.

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Student Housing Project – Tempe, AZ

We also are making headway relative to the development of one of our legacy REO assets in Tempe, AZ.

In September 2010, IMH acquired, through foreclosure, 3.7 acres of vacant land located just one block from the eastern-most border of Arizona State University’s Tempe campus. Since taking possession of this property, we have conducted extensive analyses and financial modeling and believe this site to be ideally suited for construction of a student housing facility. Accordingly, we have entered into a development services agreement with a third party developer to manage the development of this asset, which is expected to boast approximately 600 beds upon completion. Engineering and architectural plans have been formalized and were recently submitted to the city for review.

Though we have not yet received final approval to begin construction, the site was previously zoned and approved for a student housing development of a scale that is consistent with our current plans, and we believe still enjoys the support of the community and the local government. Among the property’s various advantages is its close proximity to ASU campus, which is an important and enduring asset, providing the project with a permanent advantage over several competing properties. The estimated development cost for this project is approximately $51.7 million, for which we are seeking approximately $36.0 million in third party financing and will likely seek to secure participation of an institutional partner. In order to coincide with the start of the academic year in 2015, we aim to commence construction in the fall of 2013.

Aerial view of subject site from the southeast	Rendering of proposed building elevation and frontage

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Laughlin Ranch Update

In a prior shareholder update we highlighted one of our REO assets in northwestern Arizona, named Laughlin Ranch. Within this master planned community, IMH currently owns a golf course, luxury clubhouse, health spa, restaurant, and approximately 250 residential lots. Concurrent with the acquisition of this property, we entered into an agreement with a seasoned golf course management company. With their assistance, we have since identified and implemented multiple operational and other improvements that we expect will translate to improved operating results. Together, we believe that the operational components of this asset have the ability to provide for net positive future income to the Company. In the meantime, the associated cash flow affords a welcome material offset to current expenses related to the property, including taxes, operations, and upkeep.

Consistent with our original plan to also undertake measures intended to revitalize this community on the whole, we have also recently entered into an agreement with a large Arizona homebuilder to purchase from us and develop the residential lots we own in this community. The agreement provides for the creation of a lot take-down program, expected to span a period of five years. The builder will immediately commence construction of model homes representative of the various elevation and finishing options available to buyers, on both a build-to-suit and speculative basis.

Artist rendering of Elevation “Option A”	Artist rendering of Elevation “Option B”

Revenues vs. Expenses

Although we have worked diligently to reduce the Company’s expenses, they still remain higher than our revenues. The resulting losses have led to corresponding periodic reductions to our net shareholders’ equity book value. However, as reflected in our consolidated financial statements, over the last 24 months, the decrease in our net shareholders’ equity book value has primarily been due to operational losses, not from a further reduction to or impairment of the value of our loan collateral or REO assets.

As reported in our most recent Form 10-K filing, the Company’s largest operating expenses for the year ended December 31, 2012, in order of magnitude, are as follows: interest expense, property taxes and other operating expenses related to real estate owned, professional and legal fees, general and administrative expenses, and settlement related costs. As our business evolves, we expect that some of these expenses will lessen while others may increase. Moreover, upon achieving specific milestones, we expect that some expense line items will cease to exist, and other new expenses may come to be. The point is, expenses will ebb and flow, but they will always exist. The goal for us, as it is for any business, is to earn revenues that exceed those expenses. Ever mindful of this, our portfolio repositioning efforts have, at their heart, a desire to accomplish the same. This objective informs our day-to-day decisions and is made all the more apparent by our actions, both with respect to our legacy portfolio of REO assets and newly pursued opportunities.

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Accounting Methodology

We are often asked why IMH does not “write-up” the value of its assets, in the midst of a market that suggests more stability in, and even recovery of, real estate prices in certain areas. The answer is multi-faceted and complex, but relates in large part to our accounting requirements under U.S. Generally Accepted Accounting Principles (GAAP). Though I certainly cannot provide an all-inclusive view of these requirements in this correspondence, I want to at least touch on one very important component.

IMH has primarily been a “collateral dependent lender,” which means that in the event of a default on one of our portfolio loans, we have the right to pursue primary remedy through repossession of the collateral underlying that loan. Under GAAP, that qualifies us as being “dependent” on the real estate collateral. Thus, when attempting to assign fair values to the assets we hold (even when those assets are loans, not properties), we must “look through” to the collateral backing that loan.

There are of course a myriad of considerations and rules we must apply when valuing our assets, but perhaps it is most important to first understand one of the primary tenets of GAAP. GAAP requires that in relation to losses, they are booked “when expected.” In relation to gains, they are booked “when realized.” In practical terms for IMH, this means that during the multi-year period of plunging real estate values, in the midst of a market that was lacking credit availability and was absent any buyers, we had no certainty of collectability on our loans, and thus were required to value our assets at significantly depressed prices. Accordingly, as you saw, many of those non-cash charges, namely provision for credit losses on our loans, were very large. Particularly impacted by this was/is the Company’s net shareholder equity.

As of the date we take possession of collateral through foreclosure or other means, we are required under GAAP to value the real estate asset based on the lower of current carrying value or the then-current fair value. At that time, any prior write-downs recognized while that asset was a loan become irreversible, and the newly-established “fair value” becomes the new accounting basis for that asset going forward. In other words, IMH generally continues to carry its assets at a value representing the lesser of: a) the value of the underlying collateral at the date of foreclosure (which corresponds to the date of transition from “loan” to “REO” asset on the Company’s books); or b) its current fair value less any anticipated costs to sell.

Thus, even as real estate values have begun to improve in much of the Southwest, where we now own property, we generally have no ability to recognize any interim improvement in fair value that may currently exist. So, although certainly a positive that we have not needed to make any material additional downward revisions to our carrying values in the last 24 months, we generally cannot revise values upward until such time that we would successfully monetize the asset. Not until the time of sale is the net amount received at the disposition date booked and any difference between carrying value and realized value reflected as a gain (or loss) on sale in our financial statements.

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It is important to recall that we also possess a very significant asset, the benefit of which is not at this time reflected in our financials; our gross tax beneficial losses. We believe these “built-in losses,” which we have continued to carry forward, will be available to the Company to offset future taxable income and/or gains, shielding the company from taxes on the same. Until such time as we are able to exhibit the ability to generate taxable income, the deferred tax asset is being fully reserved in our consolidated financial statements in accordance with GAAP.

In Conclusion

The recent development and investment activities discussed in this letter have reinforced our confidence in our strategy of positioning our portfolio toward income-producing assets. We are very proud of the progress we have made to date, but we are also realistic enough to know that there is still much to accomplish. The investments and development initiatives that we have outlined above are indeed exciting and we believe they have the ability to make substantial contributions to the Company’s value. However, we well understand that realization of a goal comes only by successful execution of well-thought out plans.

Sincerely,

Will Meris

President and CEO

Safe Harbor Statement

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Our future plans and other statements in this letter about expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts constitute forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “feel,” “expect,” “intend,” ”likely,” “may,” “plan,” “potential,” “should,” “see,” “hope,” “view” and “would” or the negative of these terms or other comparable terminology. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.

Our forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the risk that we will be unable or otherwise decide not to make proposed future distributions and other risks and uncertainties related to the Company that can be found under the heading “Risk Factors” in IMH Financial Corporation’s most recent annual report on Form 10-K and other filings with the SEC. These forward-looking statements are based on information currently available to us and actual results may differ as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. These forward-looking statements are made only as of the date hereof and we undertake no obligation, and disclaim any duty, to update or revise any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should not place undue reliance on these forward-looking statements.

As a public reporting entity, IMH Financial Corporation files periodic reports with the SEC. For additional financial and other important information pertaining to the Company, individuals can visit www.sec.gov and reference CIK #1397403.

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